Pricing Supplement No.             c04-0907
         Pricing Supplement Dated:          September 7, 2004
         Rule 424(b)(3)
         File No.                           333-106272

         (To Prospectus Supplement Dated September 22, 2003
         and Prospectus Dated June 30, 2003)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series C
         Due Nine Months or More From Date of Issue

         Trade Date:                        September 7, 2004
         Issue Date:                        September 10, 2004
         Settlement Date:                   September 10, 2004
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XFK2
         Aggregate Principal Amount:        USD 11,307,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 11,024,325.00
         Interest Rate (per annum):         4.2500%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       March 15, 2005
         Maturity Date:                     September 15, 2020
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning September 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 4.25%; Step-ups: 5.375% on
                           09/15/2008; 6.375% on 09/15/2012; 7.50% on
                           09/15/2016